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Exhibit 21.     List of Subsidiaries

                                                            State or Other
          Name and Address                                  Jurisdiction
          ----------------                                  ------------

          Transign, Inc.                                    Michigan
          3777 Airport Road
          Waterford, Michigan 48329

          Transmatic, Inc.                                  Delaware
          6145 Delfield Ind. Park Drive
          Waterford, Michigan 48329

          Transmatic Europe, Ltd.                           United Kingdom
          (A Subsidiary of Transmatic, Inc.)
          B 3 Hortonwood 10
          Telford, Shropshire
          TF1 4ES England

          Vultron, Inc.                                     Delaware
          2600 Bond Street
          Rochester Hills, Michigan 48309

          Vultron International, Ltd.                       United Kingdom
          (A Subsidiary of Vultron, Inc.)
          City Park Industrial Estate
          Gelderd Road
          Leeds
          LS12 6DR England